UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2026

EMBASSY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-53528	26-3339011
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Gateway Drive, Suite 100
Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240. 12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

Embassy Bancorp, Inc. is saddened to report that Director John G. Englesson passed away on August 7, 2026. Mr. Englesson served as a member of the Board of Directors of Embassy Bancorp, Inc. since its formation in 2008, and served as a member of the Board of Directors of its primary operating subsidiary, Embassy Bank for the Lehigh Valley, since its founding in 2001.

Mr. Englesson owned and was President of 6.023 Corporation d.b.a. zAxis Corporation, a company dedicated to advising business leaders on profitably growing their businesses. He had served in a number of executive management positions, as well as on several boards of emerging technology businesses. He was one of the principal owners of Chadwick Telecommunications Corporation and the "Chadwick Family" of Companies. Mr. Englesson had volunteered his time with numerous community organizations, including the Allentown Economic Development Corporation as Vice Chair of the Board and Chair of its Planning Committee, the Mayor of Allentown's Transition Team as the Chair of the Community and Economic Development Committee, the Bethlehem Economic Development Corporation as its President, the Lehigh Valley Economic Development Corporation as its Chair, the Rotary Club of Bethlehem as its President, and the American Hellenic Educational Progressive Association as its President.

Embassy Bancorp, Inc. benefited greatly from the unique insight offered by Mr. Englesson, acquired through his vast business experience and intimate knowledge of the Lehigh Valley business community.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Embassy Bancorp, Inc.

Date: August 11, 2026	By:	/s/ Jeffrey C. Skumin
	Name:	Jeffrey C. Skumin
	Title:	Executive Vice President
Chief Financial Officer